Exhibit 10.1

EXECUTION VERSION

TERM LOAN AGREEMENT

dated as of June 8, 2026,

among

AMAZON.COM, INC.,

CITIBANK, N.A.,
as Administrative Agent,

and

the LENDERS party hereto

CITIBANK, N.A.,

JPMORGAN CHASE BANK, N.A.,

BOFA SECURITIES, INC.,

HSBC UK BANK PLC

and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunners

JPMORGAN CHASE BANK, N.A.,
as Syndication Agent

CITIBANK, N.A.,

JPMORGAN CHASE BANK, N.A.,

BOFA SECURITIES, INC.,

HSBC UK BANK PLC,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

BARCLAYS BANK PLC,

BNP PARIBAS,

DEUTSCHE BANK SECURITIES INC.,

GOLDMAN SACHS BANK USA,

MORGAN STANLEY SENIOR FUNDING, INC.,

ROYAL BANK OF CANADA,

SOCIETE GENERALE,

TD SECURITIES (USA) LLC

and

THE BANK OF NOVA SCOTIA,

as Co-Documentation Agents

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH,

BANCO SANTANDER, S.A., NEW YORK BRANCH,

BANK OF CHINA, LOS ANGELES BRANCH,

ING BANK N.V., DUBLIN BRANCH,

INTESA SANPAOLO S.P.A., NEW YORK BRANCH,

MIZUHO BANK, LTD.,

NATIONAL WESTMINSTER BANK PLC,

PNC BANK, NATIONAL ASSOCIATION,

STANDARD CHARTERED BANK,

SUMITOMO MITSUI BANKING CORPORATION,

U.S. BANK NATIONAL ASSOCIATION

and

UNICREDIT S.P.A., NEW YORK BRANCH,

as Co-Managing Agents

TABLE OF CONTENTS

Page

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS

1.01	Defined Terms	1
1.02	Other Interpretive Provisions	20
1.03	Accounting Terms	21
1.04	Interest Rate; Benchmark Notification	21
1.05	Divisions	22

ARTICLE II. THE COMMITMENTS AND LOANS

2.01	Loans	22
2.02	Borrowings, Conversions and Continuations of Loans	22
2.03	Prepayments	24
2.04	Termination or Reduction of Commitments	24
2.05	Repayment of Loans	24
2.06	Interest	24
2.07	Fees	25
2.08	Computation of Interest and Fees	25
2.09	Evidence of Debt	25
2.10	Payments Generally; Administrative Agent’s Clawback	26
2.11	Sharing of Payments by Lenders	27
2.12	Defaulting Lenders	28

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY

3.01	Taxes	29
3.02	Illegality	33
3.03	Alternate Rate of Interest	34
3.04	Increased Costs	36
3.05	Compensation for Losses	37
3.06	Mitigation Obligations; Replacement of Lenders	37
3.07	Survival	38

ARTICLE IV. CONDITIONS PRECEDENT TO BORROWINGS

4.01	Conditions to Closing	38
4.02	Conditions to Funding	39

ARTICLE V. REPRESENTATIONS AND WARRANTIES

5.01	Existence, Qualification and Power	39
5.02	Authorization; No Contravention	40
5.03	Governmental Authorization; Other Consents	40
5.04	Binding Effect	40
5.05	Financial Statements; No Material Adverse Effect	40
5.06	Litigation	40
5.07	ERISA Compliance	40
5.08	Investment Company Act	41
5.09	Compliance with Laws	41
5.10	Anti-Corruption	41
5.11	Sanctions	41

i

5.12	Affected Financial Institution	41

ARTICLE VI. AFFIRMATIVE COVENANTS

6.01	Financial Statements	42
6.02	Certificates; Other Information	42
6.03	Notices	43
6.04	Payment of Taxes	43
6.05	Preservation of Existence; Etc	43
6.06	Compliance with Laws	43
6.07	Books and Records	43
6.08	Use of Proceeds	43
6.09	Anti-Corruption Laws and Sanctions	43

ARTICLE VII. NEGATIVE COVENANTS

7.01	Liens	44
7.02	Fundamental Changes	46
7.03	Sanctions	47
7.04	Anti-Corruption Laws	47

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES

8.01	Events of Default	47
8.02	Remedies Upon Event of Default	48
8.03	Application of Funds	48

ARTICLE IX. ADMINISTRATIVE AGENT

9.01	Appointment and Authority	49
9.02	Rights as a Lender	49
9.03	Exculpatory Provisions	50
9.04	Reliance by Administrative Agent	50
9.05	Delegation of Duties	51
9.06	Resignation of Administrative Agent	51
9.07	Acknowledgements of Lenders	52
9.08	No Other Duties, Etc	53
9.09	Administrative Agent May File Proofs of Claim	53

ARTICLE X. [Reserved]

ARTICLE XI. MISCELLANEOUS

11.01	Amendments, Etc	54
11.02	Notices; Effectiveness; Electronic Communication	55
11.03	No Waiver; Cumulative Remedies; Enforcement	57
11.04	Expenses; Indemnity; Limitation of Liability	57
11.05	Payments Set Aside	59
11.06	Successors and Assigns	60
11.07	Treatment of Certain Information; Confidentiality	63
11.08	Right of Setoff	64
11.09	Interest Rate Limitation	64
11.10	Counterparts; Entire Agreement; Effectiveness	64
11.11	Survival of Representations and Warranties	65
11.12	Severability	65
11.13	Replacement of Lenders	65

ii

11.14	Governing Law; Jurisdiction; Etc	66
11.15	Waiver of Jury Trial	67
11.16	No Advisory or Fiduciary Responsibility	67
11.17	Electronic Execution	68
11.18	USA PATRIOT Act	68
11.19	[Reserved]	68
11.20	Non-Public Information	68
11.21	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	68
11.22	ERISA Matters	69

SCHEDULES

2.01	Commitments
7.01	Existing Liens
11.02	Certain Addresses for Notices; Administrative Agent’s Account

EXHIBITS

Form of

A	Loan Notice
B	Note
C	Assignment and Assumption
D (1-4)	U.S. Tax Compliance Certificates

iii

TERM LOAN AGREEMENT

This TERM LOAN AGREEMENT dated as of June 8, 2026 (this “Agreement”), is entered into by and among AMAZON.COM, INC., a Delaware corporation (the “Borrower”), each LENDER from time to time party hereto and CITIBANK, N.A., as Administrative Agent.

The Borrower has requested that the Lenders make Loans (as defined below) to the Borrower, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

1.01         Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Administrative Agent” means Citibank, N.A. in its capacity as administrative agent under the Loan Documents, or any successor administrative agent appointed in accordance with Section 9.06. Unless the context requires otherwise, the term “Administrative Agent” shall include any Affiliate of Citibank, N.A. through which it shall perform any of its obligations in such capacity under the Loan Documents.

“Administrative Agent’s Account” means the Administrative Agent’s account set forth on Schedule 11.02, or such other account as the Administrative Agent may from time to time notify the Borrower or the Lenders, as applicable.

“Administrative Agent Fee Letter” means the fee letter dated May 20, 2026, between the Borrower and Citigroup Global Markets Inc.

“Administrative Questionnaire” means an Administrative Questionnaire in the form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means, at any time, the Commitments of all the Lenders at such time. As of the Closing Date, the Aggregate Commitments equal to US$17,500,000,000.

“Agreement” has the meaning specified in the preamble hereto.

“Amazon Seller Lending Entity” means any Subsidiary of the Borrower that constitutes a special purpose entity established in connection with the Amazon Seller Lending Facility.

“Amazon Seller Lending Facility” means any credit facility or other financing facility, together with related documentation and arrangements, providing for financing in respect of the Borrower’s and its Subsidiaries’ seller lending program.

“Ancillary Document” has the meaning specified in Section 11.10.

“Applicable Rate” means, for any day, (a) with respect to Base Rate Loans, 0.00% per annum and (b) with respect to Term SOFR Loans and, if applicable pursuant to Section 3.03, Daily Simple SOFR Loans, the applicable rate per annum set forth below under the caption “Term SOFR / Daily Simple SOFR Margin”, based upon the Ratings by S&P, Moody’s and Fitch applicable on such day:

	Rating (S&P / Moody’s / Fitch)	Term SOFR / Daily Simple SOFR Margin
Category 1:	AA / Aa2 / AA or above	0.625%
Category 2:	AA- /Aa3 / AA-	0.750%
Category 3:	A+ / A1 / A+ or below	0.875%

For purposes of the foregoing, (a) if any Rating Agency shall not have in effect a Rating (other than by reason of the circumstances referred to in the last sentence of this paragraph), (i) if only one Rating Agency shall not have in effect a Rating, the applicable Category shall be determined by reference to the remaining two effective Ratings, (ii) if two Rating Agencies shall not have in effect a Rating, the applicable Category shall be determined by reference to the remaining effective Rating and (iii) if no Rating Agency shall have in effect a Rating, then Category 3 shall apply; (b) if the Ratings in effect shall fall within different Categories, then (i) if three Ratings are in effect, then either (x) if two of the three Ratings are in the same Category, such Category shall apply or (y) if all three of the Ratings are in different Categories, then Category 2 shall apply and (ii) if only two Ratings are in effect, the applicable Category shall be the Category in which the higher of the Ratings shall fall unless the Ratings differ by two Categories, in which case the applicable Category shall be Category 2; and (c) if the Ratings established by the Rating Agencies shall be changed (other than as a result of a change in the rating system of a Rating Agency), such change shall be effective as of the date on which it is first publicly announced by the applicable Rating Agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of any Rating Agency shall change, or if any Rating Agency shall cease to be in the business of rating corporate debt obligations and corporate credit, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of Ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Rating of such Rating Agency used to determine the Applicable Rate shall be deemed to be that most recently in effect from such Rating Agency prior to such change or cessation.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Citibank, N.A., JPMorgan Chase Bank, N.A., BofA Securities, Inc., HSBC UK Bank PLC and Wells Fargo Securities, LLC in their capacities as joint lead arrangers and joint bookrunners.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit C or any other form (including electronic documentation generated by use of the Platform) reasonably satisfactory to the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital or finance lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital or finance lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2025 and the related consolidated statements of income or operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, including the notes thereto.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.03(b)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of any Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the NYFRB Rate in effect on such day plus 1/2 of 1.00% per annum, (b) the Prime Rate in effect on such day, and (c) the Term SOFR for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or, if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus the difference between the Applicable Rate for Term SOFR Loans and the Applicable Rate for Base Rate Loans on such day. For purposes of clause (c) above, the Term SOFR on any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology); provided that if such rate shall be less than zero, such rate shall be deemed to be zero. Any change in the Base Rate due to a change in the NYFRB Rate, the Prime Rate or the Term SOFR shall be effective from and including the effective date of such change in the NYFRB Rate, the Prime Rate or the Term SOFR, as the case may be. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.03(b)), then for purposes of clause (c) above the Term SOFR shall be deemed to be zero.

“Base Rate Borrowing” means any Borrowing comprised of Base Rate Loans.

“Base Rate Loan” means a Loan that bears interest at a rate based on the Base Rate.

“Benchmark” means, initially, the Term SOFR; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR or the then-current

Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.03(b)(i).

“Benchmark Replacement” means, for any Available Tenor, the alternative set forth in clause (1) below, or if such alternative is not reasonably determinable by the Administrative Agent for the applicable Benchmark Replacement Date, the alternative set forth in clause (2) below:

(1)            the Daily Simple SOFR; and

(2)            the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in US Dollars at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of a then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in US Dollars at such time in the United States.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day”, the definition of “Interest Period”, the definition of “U.S. Government Securities Business Day”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent determines in its reasonable discretion may be appropriate to reflect the adoption and implementation of the applicable Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent determines in its reasonable discretion is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)            in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)            in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(2)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component thereof), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component thereof) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component thereof), in each case, which states that the administrator of such Benchmark (or such component thereof) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 3.03(b) and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 3.03(b).

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” has the meaning specified in the preamble hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means Loans of the same Type made, converted or continued on the same day and, in the case of Term SOFR Loans, having the same Interest Period.

“Borrowing Minimum” means (a) in the case of a Borrowing of Base Rate Loans, US$1,000,000 and (b) in the case of a Borrowing of Term SOFR Loans, US$5,000,000.

“Borrowing Multiple” means (a) in the case of a Borrowing of Base Rate Loans, US$500,000 and (b) in the case of a Borrowing of Term SOFR Loans, US$1,000,000.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which commercial banks are authorized to remain closed under the Laws of, or are in fact closed in, New York City, New York; provided that, when the term “Business Day” is used in relation to Term SOFR Loans or Daily Simple SOFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of, or any other dealings with respect to, any such Loans, such day shall also be a U.S. Government Securities Business Day.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of the Borrower or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 50% or more of the equity securities of the Borrower entitled to vote for members of the Board of Directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right).

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the U.S. Internal Revenue Code of 1986.

“Commitment” means, as to each Lender, its commitment to make a Loan to the Borrower on the Funding Date in a principal amount not to exceed the US Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Commitment Termination Date” means September 30, 2026.

“Consolidated Total Assets” means, as of any date of determination, consolidated total assets of the Borrower and its Subsidiaries as of such date determined in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day (a “SOFR Interest Day”), an interest rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Date”) that is five U.S. Government Securities Business Days prior to (i) if such SOFR Interest Day is a U.S. Government Securities Business Day, such SOFR Interest Day or (ii) if such SOFR Interest Day is not a U.S.

Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Interest Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator Website and (b) zero. If by 5:00 p.m., New York City time, on the second U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website.

“Daily Simple SOFR Borrowing” means, if available pursuant to Section 3.03, any Borrowing comprised of Daily Simple SOFR Loans.

“Daily Simple SOFR Loan” means, if available pursuant to Section 3.03, a Loan that bears interest at a rate based on the Daily Simple SOFR.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans plus (c) 2% per annum; provided that with respect to a Term SOFR Loan, a Daily Simple SOFR Loan or, in each case, any interest thereon, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.12(b), any Lender that (a) has failed to (i) fund all or any portion of its Loan on the Funding Date unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) other than pursuant to an Undisclosed Administration, has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (e) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.12(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Disposition” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. “Dispose” shall have the meaning correlative thereto.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(v), subject to such consents, if any, as may be required under Section 11.06(b)(iii).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal (within the meanings of Section 4203 or 4205 of ERISA) by the Borrower or, to the knowledge of the Borrower, any ERISA Affiliate from a Multiemployer Plan, or notification received by the Borrower that a Multiemployer Plan is in “critical status” (within the meaning of Sections 4245 of ERISA); (d) the filing of a notice by the Pension Plan administrator of intent to terminate or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Section 430 of the Code or Section 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, branch profits Taxes, business and occupation Taxes, and gross receipts Taxes imposed in lieu of net income Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or 3.01(c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any Taxes imposed pursuant to FATCA; provided that, for the avoidance of doubt, for purposes of clause (b)(i), in the case of an interest in a Loan acquired by a Lender pursuant to the funding of a Commitment, such Lender shall be treated as acquiring such interest on the date such Lender acquired an interest in the Commitment pursuant to which such Loan was funded.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreements and any legislation or other official guidance or official requirements adopted pursuant to any applicable intergovernmental agreement, treaty, or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions, as determined in such manner as shall be set forth on the NYFRB Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Fee Letters” means, collectively, (a) the Administrative Agent Fee Letter, (b) the fee letter dated May 20, 2026, between the Borrower and JPMorgan Chase Bank, N.A. and (c) the fee letter dated May 20, 2026, among the Borrower, Citigroup Global Markets Inc. and JPMorgan Chase Bank, N.A.

“Fitch” means Fitch Ratings Inc., or any successor in its ratings agency business.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to any applicable Benchmark.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Date” means the date on which the Loans are made pursuant to Section 2.01.

“GAAP” means generally accepted accounting principles in the United States as set forth in the Accounting Standards Codification established by the Financial Accounting Standards Board and defined in FASB ASC 105.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (d) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or contingent or inchoate indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)            all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)            all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)            net obligations of such Person under any Swap Contract that has been terminated or otherwise comes due in accordance with its terms;

(d)            all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e)             indebtedness (excluding prepaid interest thereon) of others secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements) whether or not such indebtedness shall have been assumed by such Person or is limited in recourse (but limited, in the event such indebtedness has not been assumed by such Person, to the lesser of (i) the amount of such indebtedness and (ii) the fair market value of such property securing such indebtedness);

(f)             capital leases and Synthetic Lease Obligations (but excluding any operating leases under GAAP); and

(g)            all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Interest Payment Date” means (a) as to any Term SOFR Loan, (i) the last day of each Interest Period applicable to such Loan and, in the case of a Term SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (ii) the Maturity Date; (b) as to any

Base Rate Loan, (i) for interest accrued through and including the last day of March, June, September and December of each year, the 15th day (or, if such day is not a Business Day, the immediately preceding Business Day) following such last day and (ii) the Maturity Date; and (c) as to any Daily Simple SOFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the date of the Borrowing of which such Loan is a part (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the Maturity Date.

“Interest Period” means, as to any Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter (or, subject to the consent of all Lenders, any other period ending on or prior to the Maturity Date) as selected by the Borrower in its Loan Notice; provided that:

(i)             any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)            any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(iii)           no Interest Period shall extend beyond the Maturity Date; and

(iv)           the Interest Period applicable to the initial Term SOFR Borrowing selected by the Borrower may be of such duration as shall be agreed by the Borrower and the Administrative Agent and set forth in the Loan Notice delivered prior to the beginning of such Interest Period.

“IRS” means the United States Internal Revenue Service.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” means each Person listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify to the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Liabilities” means any losses, claims, damages or liabilities.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” has the meaning specified in Section 2.01.

“Loan Documents” means this Agreement, each Note and each Fee Letter.

“Loan Notice” means a notice of (a) the borrowing of Loans, (b) a conversion of Loans from one Type to another or (c) a continuation of Term SOFR Loans, in each case, pursuant to Section 2.02(a), substantially in the form of Exhibit A or such other form as may be reasonably satisfactory to the Administrative Agent, appropriately completed and signed by a Responsible Officer of the Borrower.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the financial condition of the Borrower and its Subsidiaries, taken as a whole; (b) a material impairment of the ability of the Borrower to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document to which it is a party.

“Material Indebtedness” means Indebtedness of the Borrower or any Subsidiary in an aggregate outstanding principal amount of US$1,500,000,000 or more, other than (i) Indebtedness outstanding under this Agreement, (ii) Indebtedness of any Amazon Seller Lending Entity or other relevant special purpose entity Subsidiary under any financing described in Section 7.01(v), provided that such Indebtedness is non-recourse to the Borrower or any other Subsidiary (other than such Amazon Seller Lending Entity or other special purpose entity Subsidiary) (it being understood that customary obligations of a “seller”, “originator” or “servicer” in connection with such a financing and guarantees of the same do not constitute recourse in respect of such Indebtedness) and (iii) intercompany Indebtedness among the Borrower and its Subsidiaries.

“Material Subsidiary” means any Subsidiary that is a “significant subsidiary” of the Borrower, as the term “significant subsidiary” is defined in Regulation S-X promulgated by the SEC.

“Maturity Date” means the third anniversary of the Funding Date; provided that if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.

“MNPI” has the meaning specified in Section 6.02.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to its ratings agency business.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA that is subject to Title IV of ERISA and to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.

“Nondisclosure Agreement” has the meaning specified in Section 11.07.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero.

“NYFRB Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means all Loans and all other liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Permitted Liens” means (a) Liens on property or assets existing at the time that such property or assets are acquired by the Borrower or a Subsidiary of the Borrower (provided that such Liens are not incurred in anticipation of such acquisition); (b) Liens to secure the payment of all or any part of the purchase price of any property or assets acquired by the Borrower or a Subsidiary, or Liens to secure any Indebtedness incurred by the Borrower or any Subsidiary for the purpose of financing all or any part of the purchase price of any property or assets (including equity interests in any Person) or all or any part of the cost of construction or improvements to any property or assets, in each case, incurred prior to, at the time of, or within 180 days after the acquisition thereof or the latest of the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property, as applicable; (c) Liens on the property or assets of any Person existing at the time that such Person is merged into or consolidated with the Borrower or any of its Subsidiaries or otherwise acquired by the Borrower or any of its Subsidiaries (provided that such Liens are not incurred in anticipation of such merger, consolidation or other acquisition and do not extend to any property or assets other than those of the Person merged into or consolidated with or acquired by the Borrower or any of its Subsidiaries); and (d) Liens in favor of any Governmental Authority to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving property or assets subject to such Liens.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except Excluded Taxes and any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in US Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate; provided that if such rate as so determined shall be less than zero, such rate shall be deemed to be zero.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Patriot Act” has the meaning specified in Section 11.18.

“Payment” has the meaning specified in Section 9.07(b)(i).

“Payment Notice” has the meaning specified in Section 9.07(b)(ii).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any “employee pension benefit plan,” as defined in Section 3(2) of ERISA (other than any Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Holder” means, as of any date of determination, (a) the person who is the Borrower’s Executive Chair on the Closing Date, (b) any family members or relatives of such person, (c) any trusts, family limited partnerships, limited liability companies, or other similar entities created for the benefit of such persons described in clauses (a) and (b), and (d) in the event of the incompetence or death of any of the persons described in clause (a) or (b), such person’s estate, executor, administrator, committee or other personal representative or beneficiaries, in each case, who as of such date beneficially own or have the right to acquire, directly or indirectly, voting equity securities of the Borrower.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” has the meaning specified in Section 6.02.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent in its reasonable discretion) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent in its reasonable discretion). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Rating” means a rating by a Rating Agency of the senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not Guaranteed by any other Person or subject to any other credit enhancement.

“Rating Agency” means any of Fitch, Moody’s and S&P.

“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or under any other Loan Document.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is Term SOFR, 5:00 a.m., Chicago time, on the day that is two U.S. Government Securities Business Days preceding the date of such setting or (b) otherwise, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning specified in Section 11.06(c).

“Regulatory Information” has the meaning specified in Section 4.01(d).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers and employees (and, solely to the extent acting on behalf of or at the express instructions of any of the foregoing, agents and advisors of the foregoing) of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Relevant Rate” means (a) with respect to any Term SOFR Loan, the Term SOFR and (b) with respect to any Daily Simple SOFR Loan, the Daily Simple SOFR.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Required Lenders” means (a) at any time on or prior to the funding of the Loans on the Funding Date, Lenders having Commitments representing more than 50% of the Aggregate Commitments at such time and (b) at any time thereafter, Lenders holding Loans representing more than 50% of the aggregate principal amount of the Loans outstanding at such time, provided that the Commitments of, and the Loans held by, any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of the Borrower, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of the Borrower and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the Borrower so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the Borrower designated in or pursuant to an agreement between the Borrower and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global, Inc., or any successor to its ratings agency business.

“Same Day Funds” means immediately available funds.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union or the United Kingdom (including His Majesty’s Treasury).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator Website” means the NYFRB Website or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that if the Term SOFR as so determined would be less than zero, such rate shall be deemed to be zero.

“Term SOFR Borrowing” means any Borrowing comprised of Term SOFR Loans.

“Term SOFR Loan” means a Loan that bears interest at a rate based on the Term SOFR (other than as a result of clause (c) of the definition of “Base Rate”).

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator as the forward-looking term rate based on SOFR. If by 5:00 p.m., New York City time, on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Term SOFR Loan or, if applicable pursuant to Section 3.03, a Daily Simple SOFR Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company that is a solvent Person, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

“United States” and “U.S.” mean the United States of America.

“US Dollar” and “US$” mean the lawful money of the United States.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02         Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)            The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Loan Document or any Organization

Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereto”, “herein”, “hereof” and “hereunder”, and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)            In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(c)            Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03         Accounting Terms.

(a)            Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time. Notwithstanding the foregoing, for purposes of determining compliance with any covenant contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)            Changes in GAAP. If at any time any change in GAAP would affect the computation of any requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders and the Borrower); provided that, until so amended, (i) such requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such requirement made before and after giving effect to such change in GAAP.

(c)            Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

1.04         Interest Rate; Benchmark Notification. The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.03(b)(i) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its Affiliates and/or other related entities may engage in transactions unrelated to this Agreement that affect the calculation of any interest rate used in this Agreement or any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its commercially reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.05         Divisions. For all purposes under this Agreement, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its capital stock or similar equity interests at such time.

ARTICLE II.

THE COMMITMENTS AND LOANS

2.01         Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make a loan (each, a “Loan”) to the Borrower in US Dollars, in a single drawing on any Business Day on or prior to the Commitment Termination Date, in a principal amount not to exceed such Lender’s Commitment. Amounts borrowed and subsequently repaid or prepaid in respect of the Loans may not be reborrowed. Loans may be Base Rate Loans, Term SOFR Loans or, if applicable pursuant to Section 3.03, Daily Simple SOFR Loans, in each case, as further provided herein.

2.02         Borrowings, Conversions and Continuations of Loans.

(a)            Each borrowing of Loans, each conversion of Loans from one Type to another and each continuation of Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone or delivery of a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each Loan Notice must be received by the Administrative Agent not later than 1:00 p.m., New York City time, (i) two Business Days prior to the requested date of any borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans denominated to Base Rate Loans, (ii) if applicable pursuant to Section 3.03, one Business Day prior to the requested date of any borrowing of or conversion to Daily Simple SOFR Loans and (iii) on the requested date of any borrowing of Base Rate Loans. Each borrowing of, conversion to or continuation of Term SOFR Loans shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum.

Each borrowing of or conversion to Base Rate Loans or, if applicable pursuant to Section 3.03, Daily Simple SOFR Loans shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Each Loan Notice shall specify (i) whether the Borrower is requesting a borrowing of Loans, a conversion of Loans from one Type to another or a continuation of Term SOFR Loans, (ii) the requested date of the borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed, continued, or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) in the case of a borrowing of Loans, the account of the Borrower to which proceeds of such borrowing are to be disbursed. In the case of any conversion or continuation of any Loans, such conversion or continuation shall apply to Loans comprising the same existing Borrowing, it being understood that the Borrower may elect different conversion or continuation options with respect to different portions of the affected existing Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation of any Term SOFR Borrowing, then, subject to Section 3.03, the applicable Loans shall be made as, or continued as, Term SOFR Loans with an Interest Period of one month. Any such automatic continuation as Term SOFR Loans with an Interest Period of one month shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Borrowing. If the Borrower requests a borrowing of, conversion to or continuation of Term SOFR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency.

(b)            Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the details thereof and, in the case of a Loan Notice requesting a borrowing of Loans, of the principal amount of its Loans to be made as part of the requested borrowing, and if no timely notice of a conversion or continuation of any Term SOFR Borrowing is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic continuation as Term SOFR Loans as described in the preceding subsection. In the case of a borrowing of Loans, each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Account not later than 1:00 p.m., New York City time (or, in the case of a Base Rate Loan with respect to which a Loan Notice was delivered after 11:00 a.m., New York City time, on the date of such borrowing, not later than two hours after the delivery of such Loan Notice), on the Business Day specified in the applicable Loan Notice. The Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds to the account of the Borrower specified in the applicable Loan Notice.

(c)            Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan. During the existence of an Event of Default, upon the request of the Required Lenders no Loans shall be converted to or continued as Term SOFR Loans without the consent of the Required Lenders.

(d)            The Administrative Agent shall, promptly upon request, notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate.

(e)            After giving effect to all borrowings of Loans, all conversions of Loans from one Type to another, and all continuations of Loans as the same Type, there shall not be more than ten Term SOFR Borrowings and Daily Simple SOFR Borrowings outstanding at any given time.

2.03         Prepayments. The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay any Borrowing in whole or in part without premium or penalty; provided that (a) such notice must be received by the Administrative Agent not later than 1:00 p.m., New York City time, (i) three Business Days prior to any date of prepayment of Term SOFR Loans (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion), (ii) one Business Day prior to any date of prepayment of Daily Simple SOFR Loans (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) and (iii) on the date of prepayment of Base Rate Loans and (b) any prepayment of any Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the entire principal amount of such Borrowing then outstanding. Each such notice shall specify the date and amount of such prepayment and the Borrowing or Borrowings to be prepaid and, if a Term SOFR Borrowing is to be prepaid, the Interest Period applicable thereto. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment, and the payment amount specified in such notice shall be due and payable, on the date specified in the applicable notice; provided that such notice of prepayment may state that such prepayment is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked (or the date of prepayment may be extended) by the Borrower (by notice to the Administrative Agent on or prior to the date of such prepayment) if any applicable condition is not satisfied. Any prepayment of a Loan shall be accompanied by all accrued interest on the amount prepaid. Subject to Section 2.12, each prepayment of a Borrowing shall be applied to the Loans of the Lenders comprising such Borrowing ratably in accordance with the respective principal amounts of such Loans.

2.04         Termination or Reduction of Commitments. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (a) any such notice shall be received by the Administrative Agent not later than 1:00 p.m., New York City time, three Business Days prior to the date of termination or reduction (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), and (b) any such partial reduction shall be (unless the Aggregate Commitments are less than such amount) a whole multiple of US$1,000,000. A notice of termination or reduction of the Aggregate Commitment may state that such termination or reduction is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked (or the date of termination or reduction may be extended) by the Borrower (by notice to the Administrative Agent on or prior to the date of such termination or reduction) if any applicable condition is not satisfied. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender ratably in accordance with the respective amounts of Commitments of the Lenders. Any reduction or termination of the Aggregate Commitments shall be permanent. All unpaid fees accrued pursuant to Section 2.07(a) until the effective date of any reduction or termination of the Aggregate Commitments (in the case of any reduction, in respect of the aggregate amount of the Commitments subject to such reduction) shall be paid on the effective date of such reduction or termination. Unless previously terminated, the Commitment of each Lender shall automatically terminate on the earlier of (i) immediately after the funding by such Lender of its Loan on the Funding Date and (ii) 5:00 p.m., New York City time, on the Commitment Termination Date.

2.05         Repayment of Loans. The Borrower shall repay to the Administrative Agent, for the account of the Lenders, on the Maturity Date the aggregate principal amount of Loans outstanding on the Maturity Date.

2.06         Interest.

(a)            Subject to the provisions of subsection (b) below:

(i)             each Term SOFR Borrowing shall bear interest on the outstanding principal amount thereof for the Interest Period applicable to such Borrowing at a rate per annum equal to the Term SOFR for such Interest Period plus the Applicable Rate;

(ii)            each Base Rate Borrowing shall bear interest on the outstanding principal amount thereof from the applicable borrowing or conversion date at a rate per annum equal to the Base Rate plus the Applicable Rate; and

(iii)           each Daily Simple SOFR Borrowing, if available pursuant to Section 3.03, shall bear interest on the outstanding principal amount thereof from the applicable borrowing or conversion date at a rate per annum equal to the Daily Simple SOFR plus the Applicable Rate.

(b)           If any amount payable by the Borrower under any Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then such overdue amount shall thereafter bear interest at a rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)           Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.07        Fees. The Borrower shall pay to the Administrative Agent for its own account, in US Dollars, fees in the amounts and at the times specified in the Administrative Agent Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.08        Computation of Interest. All computations of interest for Base Rate Loans when the Base Rate is determined by reference to the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day, but excluding the last day). All other computations of interest shall be made on the basis of a 360-day year and actual days elapsed (including the first day, but excluding the last day) (which results in more interest being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which such Loan is made, and shall not accrue on any Loan, or any portion thereof, for the day on which such Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.09        Evidence of Debt. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to the Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to the

Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type, amount, currency and maturity of its Loans and payments with respect thereto.

2.10         Payments Generally; Administrative Agent’s Clawback.

(a)            General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff, it being understood that nothing in this Section 2.10 shall affect the rights of the Borrower to withhold for Taxes as provided in Section 3.01. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Account in US Dollars and in Same Day Funds not later than 4:00 p.m., New York City time, on the date specified herein. The Administrative Agent will promptly distribute to each Lender its applicable share of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 4:00 p.m., New York City time, shall be deemed received on the next succeeding Business Day and any applicable interest shall continue to accrue until such day. Except as expressly provided herein, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest.

(b)           (i)             Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any borrowing of Loans that such Lender will not make available to the Administrative Agent such Lender’s share of the applicable Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower agrees to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the NYFRB Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to the Loans comprising such Borrowing. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)            Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the NYFRB Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)            Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to the Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the making of Loans set forth in Section 4.02 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)            Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 11.04(c) or 11.05 are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 11.04(c) or 11.05 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 11.04(c) or 11.05.

(e)            Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.11         Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that:

(i)             if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)            the provisions of this Section 2.11 shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as amended from time to time) (including Sections 2.12 and 3.02) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any of its Affiliates (as to which the provisions of this Section 2.11 shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

2.12         Defaulting Lenders.

(a)            Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)             Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement or any other Loan Document shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.

(ii)            Defaulting Lender Waterfall. Any payment of principal, interest or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.12 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b)            Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (including the taking of any actions required therein to be taken by that Lender), that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender and all amendments, waivers or modifications effected without such Lender’s consent in accordance with the provisions of Section 11.01 and this Section 2.12 while such Lender was a Defaulting Lender shall be binding on it; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01         Taxes.

(a)            Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or the Borrower, then the Administrative Agent or the Borrower shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)  If the Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made on account of Indemnified Taxes.

(iii)  If the Borrower or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) the Borrower or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Borrower or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made on account of Indemnified Taxes.

(b)            Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)            Tax Indemnifications. (i) Without duplication of amounts paid in Section 3.01(a), the Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Borrower shall not be obligated to make payment to any Recipient pursuant to this Section 3.01(c) in respect of penalties, interest and other liabilities attributable to any Indemnified Taxes if (x) written demand therefor has not been made by such Recipient within 60 days from the date on which such Recipient received written notice of the imposition of Indemnified Taxes by the relevant Governmental

Authority, but only to the extent such penalties, interest and other similar liabilities are attributable to such failure or delay by the Recipient in making such written demand, (y) such penalties, interest and other liabilities have accrued after the Borrower had indemnified or paid an additional amount due as of the date of such payment pursuant to this Section 3.01 or (z) such penalties, interest and other liabilities are attributable to the gross negligence or willful misconduct of any of the Recipients or their Affiliates. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. If the Administrative Agent or any Lender receives a written notice of Tax assessment from any Governmental Authority regarding any Tax in respect of which indemnification may be required pursuant to this Section 3.01(c), the Administrative Agent or such Lender shall notify the Borrower within 120 days following the receipt of such notice that such notice has been received; provided that the failure of the Administrative Agent or the Lender to provide such notice shall not relieve the Borrower of the obligation to make any indemnification payment under this Agreement, unless the delay is more than two years from the date of receipt of such notice, in which case the Borrower shall have no obligation to make any indemnification payment under this Agreement. The Borrower shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii)  Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (w) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (x) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register, (y) the Administrative Agent and the Borrower, as applicable, against any Taxes incurred by or asserted against the Administrative Agent or the Borrower by any Governmental Authority as a result of the failure by such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered pursuant to subsection (e) below and (z) the Administrative Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent or the Borrower in connection with any Loan Document, and any related losses, claims, liabilities, penalties, interest and reasonable expenses (including the reasonable fees, charges and disbursements of any counsel for the Borrower or the Administrative Agent) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)            Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be (it being understood that any failure of the Administrative Agent to so notify shall not relieve the Borrower of its indemnification obligations hereunder).

(e)            Status of Lenders; Tax Documentation. (i) Each Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or the taxing authorities of a jurisdiction pursuant to such applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either (A) set forth in Section 3.01(e)(ii)(A), 3.01(e)(ii)(B) or 3.01(e)(ii)(D) or (B) required by applicable law other than the Code or the taxing authorities of the jurisdiction pursuant to such applicable law to comply with the requirements for exemption or reduction of withholding tax in that jurisdiction) shall not be required if in the applicable Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)            Without limiting the generality of the foregoing:

(A)          any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax and the Administrative Agent shall deliver, on or prior to the Closing Date and from time to time upon the reasonable request of the Borrower, a properly completed and executed copy of IRS Form W-9;

(B)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)            executed copies of IRS Form W-8ECI;

(3)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4)            to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by copies of IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(C)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)           if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)           Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)             Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will any Recipient be required to pay any amount to the Borrower pursuant to this paragraph the payment of which would place such Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(g)            Contesting Indemnified Taxes. If the Borrower determines in good faith that a reasonable basis exists for contesting any Indemnified Taxes for which additional amounts have been paid or are due under this Section 3.01, the Administrative Agent or Lender (as applicable) shall use reasonable efforts to cooperate with the Borrower in challenging such Indemnified Taxes, at the Borrower’s expense, if so requested by the Borrower in writing; provided that nothing in this Section 3.01(g) shall obligate the Administrative Agent or any Lender to take any action that, in its reasonable judgment, would be materially disadvantageous to such Person.

(h)            Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(i)             Defined Terms. For purposes of this Section 3.01, the term “applicable law” includes FATCA.

3.02         Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to a Relevant Rate, or to determine or charge interest rates based upon a Relevant Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Term SOFR Loans or Daily Simple SOFR Loans, as applicable, or to convert Base Rate Loans to Term SOFR Loans or Daily Simple SOFR Loans, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on such Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case, until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), convert all Term SOFR Loans or Daily Simple SOFR Loans, as applicable, of such

Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans and in the case of Daily Simple SOFR Loans. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted.

3.03         Alternate Rate of Interest. (a) Subject to the provisions of Section 3.03(b), if:

(i)             the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term SOFR Borrowing, that adequate and reasonable means do not exist for determining the Term SOFR (including because the Term SOFR Reference Rate is not available or published on a current basis) for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for determining the Daily Simple SOFR; or

(ii)            the Administrative Agent is advised by the Required Lenders that such Lenders have reasonably determined (A) prior to the commencement of any Interest Period for a Term SOFR Borrowing, that the Term SOFR for such Interest Period will not adequately and fairly reflect the   cost to such Lenders of making or maintaining their Loans included in such Borrowing or (B) at any time, that the Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Daily Simple SOFR Loans;

then the Administrative Agent will promptly so notify the Borrower and each Lender. Upon receipt of such notice and until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice with respect to the relevant Benchmark, (A) any Loan Notice that requests the making of, conversion to, or continuation of an affected Term SOFR Borrowing shall be ineffective, (B) any request for the making of, conversion to or continuation of an affected Term SOFR Borrowing shall instead be deemed to be a request for the making of, or conversion to, as applicable, (x) a Daily Simple SOFR Borrowing so long as the Daily Simple SOFR is not also the subject of clause (i) or (ii) above or (y) a Base Rate Borrowing if the Daily Simple SOFR is also the subject of clause (i) or (ii) above and (C) if any affected Term SOFR Loan is outstanding on the day of the Borrower’s receipt of such notice from the Administrative Agent with respect to the Term SOFR applicable to such Term SOFR Loan, then such affected Term SOFR Loans shall automatically, on the last day of the then current Interest Period applicable thereto, unless prepaid, convert to, and shall constitute, (x) a Daily Simple SOFR Borrowing so long as the Daily Simple SOFR is not also the subject of clause (i) or (ii) above or (y) a Base Rate Borrowing if the Daily Simple SOFR is also the subject of clause (i) or (ii) above.

(b)           (i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders and the Borrower without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii)            Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make, with the consent of the Borrower, Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)           The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (b)(iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent, the Borrower or the Lenders pursuant to this Section 3.03(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03(b).

(iv)           Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR) and either (x) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (y) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)            Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for the borrowing of, conversion to or continuation of any Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for the making of, conversion to or continuation of any Term SOFR Borrowing into a request for the making of, or conversion to, as applicable, (x) a Daily Simple SOFR Borrowing so long as the Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) a Base Rate Borrowing if the Daily Simple SOFR is the subject of a Benchmark Transition Event. Furthermore, if any Term SOFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Term SOFR, then until such time as a Benchmark Replacement is implemented pursuant to this Section 3.03(b), such Term SOFR Loans shall on the last day of the then current Interest Period applicable thereto, unless prepaid, convert to, and shall constitute, (x) a Daily Simple SOFR Borrowing so long as the Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) a Base Rate Borrowing if the Daily Simple SOFR is the subject of a Benchmark Transition Event.

3.04         Increased Costs.

(a)            Increased Costs Generally. If any Change in Law shall:

(i)             impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender; or

(ii)            impose on any Lender or the relevant interbank market any other condition, cost or expense affecting this Agreement or Term SOFR Loans or Daily Simple SOFR Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. This Section 3.04 shall not apply to Taxes, which shall be governed exclusively by Section 3.01.

(b)            Capital and Liquidity Requirements. If any Lender reasonably determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)            Certificates for Reimbursement. A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error. Such Lender shall also certify that it is generally charging such costs to similarly situated customers of the applicable Lender under agreements having provisions similar to this Section 3.04 after consideration of such factors as such Lender then reasonably determines to be relevant (which determination shall be made in good faith). The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

(d)           Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than 120 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof).

3.05         Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss (other than lost profit), cost or expense incurred by it (other than by reason of such Lender being a Defaulting Lender) as a result of:

(a)            any continuation, conversion, payment or prepayment of any Term SOFR Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)            any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Term SOFR Loan on the date or in the amount notified by the Borrower; or

(c)            any assignment of a Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Term SOFR Loan made by it at the Term SOFR for such Loan by a matching deposit or other borrowing in the relevant interbank market for a comparable amount and for a comparable period, whether or not such Term SOFR Loan was in fact so funded.

3.06         Mitigation Obligations; Replacement of Lenders.

(a)            Designation of a Different Lending Office. Each Lender may make any Loan through any Lending Office; provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)            Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.13.

3.07         Survival. All obligations of the Borrower under this Article III shall survive termination of the Aggregate Commitments, repayment of all Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV.

CONDITIONS PRECEDENT TO BORROWINGS

4.01         Conditions to Closing. The effectiveness of this Agreement is subject to satisfaction of the following conditions precedent:

(a)            The Administrative Agent’s receipt of the following:

(i)             a counterpart of this Agreement signed on behalf of each party hereto (which, subject to Section 11.10, may include any Electronic Signatures transmitted by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page of this Agreement);

(ii)            a certificate of the Secretary or an Assistant Secretary of the Borrower, dated the Closing Date, certifying names and true signatures of officers of the Borrower authorized to execute and deliver this Agreement and the other documents to be delivered hereunder from time to time, and attaching and certifying (A) the resolutions of the Board of Directors of the Borrower approving this Agreement and all documents evidencing other necessary corporate action with respect to this Agreement and (B) the certificate of incorporation and bylaws of the Borrower and attaching a certificate of good standing with respect to the Borrower dated within 30 days of the Closing Date (or such longer period as agreed to by the Administrative Agent in its sole discretion), such certificate to be issued by the appropriate officer of the jurisdiction of organization of the Borrower;

(iii)           a customary opinion of Gibson, Dunn & Crutcher LLP, special U.S. counsel to the Borrower, addressed to the Administrative Agent and each Lender, as to such matters concerning the Borrower and the Loan Documents as the Administrative Agent may reasonably request; and

(iv)           a certificate signed by a Responsible Officer of the Borrower, dated the Closing Date, certifying (A) no Default exists on the date hereof and (B) that the representations and warranties of the Borrower contained in Article V are true and correct in all material respects (except to the extent that such representations and warranties are already qualified by materiality, in which case they shall be certified as true and correct in all respects) on and as of the date hereof.

(b)            Any fees required to be paid by the Borrower pursuant to the Fee Letters to the Arrangers, the Administrative Agent and the Lenders on or before the Closing Date shall have been paid.

(c)            Unless waived by the Administrative Agent, the Borrower shall have paid (subject to such limitations as shall have been agreed between the Administrative Agent and the Borrower) all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least three Business Days prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(d)            Each Lender shall have received all information and documentation that is required with respect to this Agreement by regulatory authorities under applicable “Know Your Customer” and anti-money laundering rules and regulations, including OFAC and the PATRIOT Act (such information and documentation, the “Regulatory Information”), as shall be reasonably requested in writing by such Lender at least ten Business Days prior to the Closing Date.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement (and each of such Lender’s Affiliates, successors and/or assigns) shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02         Conditions to Funding. The obligation of each Lender to make a Loan hereunder shall be subject to the occurrence of the Closing Date and the satisfaction of the following conditions precedent:

(a)            The representations and warranties of the Borrower contained in Article V shall be true and correct in all material respects (except to the extent that such representations and warranties are already qualified by materiality, in which case they shall be true and correct in all respects) on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except to the extent that such representations and warranties are already qualified by materiality, in which case they shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsection (a) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsection (a) of Section 6.01 (and, if any financial statements shall have been subsequently delivered pursuant to subsection (b) of Section 6.01, then also to such financial statements so subsequently delivered).

(b)            No Default shall exist, or would result from such proposed Borrowing or from the application of the proceeds thereof.

(c)            The Administrative Agent shall have received a Loan Notice in accordance with the requirements hereof.

On the Funding Date, the Borrower shall be deemed to have represented and warranted that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied on and as of the Funding Date.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders, on the Closing Date and the Funding Date, that:

5.01         Existence, Qualification and Power. The Borrower (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization and (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under the Loan Documents to which it is a party.

5.02         Authorization; No Contravention. The execution, delivery and performance by the Borrower of each Loan Document to which it is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of the Organization Documents of the Borrower, (b) conflict with or result in any breach or contravention of any material Contractual Obligation to which the Borrower is a party or that is affecting the Borrower or the properties of the Borrower or (c) violate any Law, except in any case for clauses (a), (b) or (c) where such violations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

5.03         Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Loan Document other than (a) those that have already been obtained and are in full force and effect and (b) approvals, consents, exemptions, authorizations, actions and notices the absence of which would not reasonably be expected to result in a Material Adverse Effect.

5.04         Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the Borrower. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.05         Financial Statements; No Material Adverse Effect.

(a)            The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations and cash flows for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b)            Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

5.06         Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries that (a) either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and that has not been publicly disclosed (with reasonable specificity) prior to the date of this Agreement or (b) purport to enjoin or restrain the execution or delivery of this Agreement or any other Loan Document, or any of the transactions contemplated hereby.

5.07         ERISA Compliance.

(a)            Except as would not reasonably be expected to result in a Material Adverse Effect, either individually or in the aggregate: (i) no ERISA Event has occurred, and the Borrower is not aware of any fact, event or circumstance that would reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained by the Borrower; (iii) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are delinquent under Section 4007 of ERISA; and (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that is subject to Section 4069 or Section 4212(c) of ERISA and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that would reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(b)            As of the Closing Date, the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments.

5.08         Investment Company Act. The Borrower is not and is not required to be registered as an “investment company” under the Investment Company Act of 1940.

5.09         Compliance with Laws. Each of the Borrower and its Subsidiaries is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

5.10         Anti-Corruption. (a) Neither the Borrower nor any of its Subsidiaries is in violation of the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar anti-corruption legislation in other jurisdictions applicable to the Borrower or any Subsidiary from time to time, the effect of which is or would reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole and (b) the Borrower has instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such laws.

5.11         Sanctions. Neither the Borrower nor any of its Subsidiaries, nor, to the knowledge of the Borrower, any director, officer or (other than with respect to clause (c) below) employee thereof, is an individual or entity that is (a) currently the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals, His Majesty’s Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by the United States federal government (including OFAC), the European Union or the United Kingdom (including His Majesty’s Treasury) or (c) located, organized or resident in a Designated Jurisdiction.

5.12         Affected Financial Institution. The Borrower is not an Affected Financial Institution.

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Material Subsidiary to:

6.01         Financial Statements. Deliver to the Administrative Agent for distribution to the Lenders:

(a)            as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in stockholders’ equity, and cash flows for such fiscal year, prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, it being agreed that delivery of the Borrower’s annual report on Form 10-K will satisfy this requirement; and

(b)            as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, and the related consolidated statements of changes in stockholders’ equity, and cash flows for the portion of the Borrower’s fiscal year then ended, certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as having been prepared in accordance with GAAP, subject only to normal year-end audit adjustments and the omission of certain information and footnote disclosures as permitted under the rules of the SEC, it being agreed that delivery of the Borrower’s quarterly report on Form 10-Q will satisfy this requirement.

As to any information contained in materials furnished pursuant to Section 6.02(a), the Borrower shall not be separately required to furnish such information under subsection (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

6.02         Certificates; Other Information. Deliver to the Administrative Agent and each Lender:

(a)            promptly after the same are publicly available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

(b)            promptly following any reasonable request therefor, such additional information regarding the financial condition of the Borrower or the Borrower’s compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request; provided that the Administrative Agent and the Lenders shall only be permitted to make a request under this subclause (b) during the existence of a Default.

Documents required to be delivered pursuant to Section 6.01(a), 6.01(b) or 6.02(a) shall be deemed to have been delivered on the date (i) on which the Borrower publicly posts such documents, or provides a link thereto, on the Borrower’s website on the Internet at www.amazon.com/ir; (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) or (iii) on which the Borrower publicly posts such documents at www.sec.gov. The Administrative Agent shall have no obligation to request the posting or other electronic delivery of the documents referred to above and in any event shall have no responsibility to monitor compliance by the Borrower.

The Borrower hereby acknowledges that the Administrative Agent may, but shall not be obligated to, make available to the Lenders any notices, demands, communications, documents, materials and/or information provided by or on behalf of the Borrower hereunder or under any other Loan Document (collectively, “Borrower Materials”) by posting the Borrower Materials on DebtDomain, IntraLinks, Syndtrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Platform”). The Borrower further acknowledges and agrees that (x) all Borrower Materials will be treated as private and may contain material nonpublic information with respect to the Borrower or its securities for purposes of United States federal and state securities Laws (“MNPI”); and (y) the Administrative Agent will treat all Borrower Materials as being suitable only for posting on a portion of the Platform not designated “PUBLIC”, “Public Investor”, “Public Lender” or a like term. Furthermore, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.

6.03         Notices. Promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof, notify the Administrative Agent and each Lender of the occurrence of any Default. Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower or applicable Subsidiary has taken and proposes to take with respect thereto.

6.04         Payment of Taxes. Pay and discharge as the same shall become due and payable, all Taxes upon it or its properties or assets that, if not paid, would reasonably be expected to result in a Material Adverse Effect, unless such Taxes are being contested in good faith by appropriate proceedings diligently conducted.

6.05         Preservation of Existence; Etc. In the case of the Borrower, preserve and maintain its corporate existence and the rights, licenses and permits material to the conduct of its business; provided that the foregoing shall not prohibit any transaction permitted under Section 7.02.

6.06         Compliance with Laws. Comply in all material respects with the requirements of all Laws (including all anti-corruption Laws) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith would not reasonably be expected to result in a Material Adverse Effect.

6.07         Books and Records. Maintain proper books of record and account that permit the preparation of consolidated financial statements of the Borrower materially in accordance with GAAP.

6.08         Use of Proceeds. Use the proceeds of each Loan solely for working capital, capital expenditures, acquisitions (including any related expenses, earn-outs and deferred payments incurred in connection with any such acquisition), payment of fees and expenses associated with this Agreement and other general corporate purposes not in contravention of any Law or of any Loan Document; provided that the Borrower will not use the proceeds of the Loans in a manner that violates Regulation U issued by the Federal Reserve Board.

6.09         Anti-Corruption Laws and Sanctions. Maintain policies and procedures reasonably designed to promote and achieve compliance by the Borrower, its Subsidiaries, its and their respective directors, officers and employees and its and their respective agents acting in such capacity in connection with, or benefitting from, this Agreement or the proceeds of any Loan hereunder, in each case, with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-

corruption legislation in other jurisdictions applicable to the Borrower or any Subsidiary from time to time and the applicable Sanctions.

ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied:

7.01        Liens. The Borrower shall not, nor shall it permit any Subsidiary to, create or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)           Liens pursuant to any Loan Document;

(b)           Liens existing on the date hereof and, in the case of Liens securing any Indebtedness having (individually or together with related items of Indebtedness so secured) a principal amount greater than US$250,000,000, listed on Schedule 7.01, and any renewals, replacements or extensions thereof; provided that (i) no such Lien is expanded to cover any additional property (other than additions and improvements thereto) and (ii) the principal amount secured or benefited thereby is not increased (other than as a result of pay-in-kind interest);

(c)           Liens for Taxes not yet delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted;

(d)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, workmen’s, landlords’, bailees’ or other like Liens arising in the ordinary course of business;

(e)           pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, employee benefit plans from time to time in effect, other than any Lien imposed by ERISA;

(f)            Liens (i) consisting of deposits of property or assets to secure (or in lieu of) safety, appeal or customs bonds in proceedings to which the Borrower or any of its Subsidiaries is a party in the ordinary course of business, (ii) otherwise incurred in the ordinary course of business to secure the performance of tenders, statutory or regulatory obligations, surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (iii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers;

(g)           easements, rights-of-way, restrictions (including zoning restrictions), licenses, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies, affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)           Liens securing Indebtedness in respect of operating leases or capital leases (including lease lines, interim lease lines or progress payment agreements entered into in connection with or under capital leases), Synthetic Lease Obligations, purchase money obligations and other obligations, in each case, the proceeds of which are used in whole or in part to design, acquire, install or construct or make progress or milestone payments with respect to fixed or capital assets or improvements with respect thereto, or securing other obligations of the Borrower or any of its Subsidiaries in respect of any lease, and in each case of any of the foregoing, or any refinancings, refundings, renewals, amendments or extensions thereof; provided that such Liens do not at any time encumber any property other than the property financed by such Indebtedness or otherwise subject to such lease;

(i)           Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(g) or securing appeal or other surety bonds related to such judgments;

(j)           Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any Subsidiary;

(k)           (i) bankers’ Liens, rights of setoff, revocation, refund, chargeback or overdraft protection, and other customary Liens, in each case, granted in the ordinary course of business in favor of any bank, broker, custodian or clearing agent with which one or more accounts of the Borrower or any Subsidiary are maintained or which otherwise provides cash or investment management, operating account or brokerage, trading, clearing, custody or similar arrangements or services, including those involving pooled accounts and netting arrangements, and (ii) Liens or rights of setoff against credit balances of the Borrower or any Subsidiary with credit card issuers or credit card processors or amounts owing by payment card issuers or payment card processors to the Borrower or any of its Subsidiaries in the ordinary course of business;

(l)           (i) licenses, releases, immunities or other rights under, to or of intellectual property granted by the Borrower or any Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Borrower and its Subsidiaries and (ii) Liens arising from leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which (A) would not reasonably be expected to have a Material Adverse Effect and (B) do not secure any Indebtedness;

(m)           the filing of UCC financing statements solely as a precautionary measure in connection with operating leases, consignment of goods or private label credit card programs in the United States, in any case, entered into or otherwise consummated in the ordinary course of business;

(n)           Liens arising under repurchase agreements, reserve repurchase agreements, securities lending and borrowing agreements and similar transactions, in each case entered into or otherwise consummated in the ordinary course of business;

(o)           Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(p)           Liens incurred in connection with the purchase or shipping of goods or assets on the related goods or assets and proceeds thereof in favor of the seller or shipper of such goods or assets or pursuant to customary reservations or retentions of title arising in the ordinary course of business and in any case not securing Indebtedness;

(q)           Liens consisting of contractual obligations of the Borrower or any Subsidiary to sell or otherwise Dispose of assets;

(r)           inchoate Liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of employee benefit plans from time to time in effect;

(s)           Liens securing obligations under Swap Contracts entered into in the ordinary course of business and not for speculative purposes;

(t)           Other Permitted Liens and any renewals, replacements or extensions thereof, provided that such Liens do not at any time encumber any property other than the property subject to such Other Permitted Liens prior to such renewal, replacement or extension;

(u)           Liens securing letters of credit; provided that at the time of incurrence of any such Lien, the aggregate outstanding face amount of letters of credit secured by Liens permitted under this Section 7.01(u) shall not exceed US$1,500,000,000;

(v)           Liens arising in connection with an Amazon Seller Lending Facility or any other monetization, securitization, factoring or other financing of leases, loans, accounts receivable or other receivables (including any related rights or claims); provided that such Liens do not encumber any property or assets other than the leases, loans, accounts receivable or other receivables (including any related rights or claims) subject to such monetization, securitization, factoring or other financing, property securing or otherwise related to such leases, loans, accounts receivable or other receivables (including the equity interests and assets of any Amazon Seller Lending Entity or other special purpose entity established in connection with such financing and any accounts into which collections or proceeds in respect of such receivables are received), and any collections or proceeds of the foregoing;

(w)           Liens in favor of the Borrower or any of its Subsidiaries to secure intercompany Indebtedness;

(x)           Liens on “margin stock” (within the meaning of Regulation U issued by the Federal Reserve Board) owned by the Borrower or any Subsidiary, including any such Liens securing obligations of the Borrower or any Subsidiary arising in respect of variable prepaid forward, equity collar or other derivative instruments entered into with respect to such “margin stock”; and

(y)           other Liens not expressly permitted by clauses (a) through (x) above; provided that the aggregate principal amount of outstanding Indebtedness secured by such other Liens does not, at the time of, and after giving effect to the incurrence of such Indebtedness, exceed 12.5% of Consolidated Total Assets as of the end of the most recent fiscal quarter for which financial statements have been delivered (or otherwise made available) pursuant to Section 6.01.

Neither this Section 7.01 nor Section 7.02(b) below shall apply to any “margin stock” (within the meaning of Regulation U issued by the Federal Reserve Board) in excess of 25% in value of the assets of the Borrower and its Subsidiaries, taken as a whole.

7.02        Fundamental Changes. The Borrower shall not, directly or indirectly:

(a)           Merge or consolidate with or into another Person or dissolve or liquidate, except that, so long as no Default exists or would result therefrom, the Borrower may merge or otherwise consolidate with any Person if (i) the Borrower is the surviving Person or (ii) the surviving Person (A) is organized under the laws of the United States and (B) assumes in writing all of its Obligations pursuant to documentation reasonably satisfactory to the Administrative Agent.

(b)           Dispose (or permit the Disposition) of (whether in one transaction or in a series of transactions) any of its assets if such assets would, in the aggregate, otherwise constitute all or substantially all of the assets of the Borrower and its Subsidiaries (taken as a whole) (whether now owned or hereafter acquired) to or in favor of any Person (other than any wholly-owned Subsidiary of the Borrower).

7.03        Sanctions. The Borrower shall not directly or, to the knowledge of the Borrower, indirectly use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions except to the extent permissible under applicable Sanctions, or, to the knowledge of the Borrower, in any other manner that will result in a violation by any Person (including any Person participating in the transactions contemplated hereby, whether as Lender, Arranger, Administrative Agent or otherwise) of Sanctions.

7.04        Anti-Corruption Laws. The Borrower shall not directly or, to the knowledge of the Borrower, indirectly use the proceeds of any Loan for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar anti-corruption legislation in other jurisdictions applicable to the Borrower from time to time.

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

8.01        Events of Default. Any of the following shall constitute an “Event of Default”:

(a)           Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or (ii) within five Business Days after the same becomes due or payable, any interest on any Loan, any fee due hereunder or any other amount payable hereunder or under any other Loan Document; or

(b)           Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in Section 6.03 or 6.05 (as to the existence of the Borrower) or in Article VII; or

(c)           Other Defaults. The Borrower fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed in any material respect (and such failure continues for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent); or

(d)           Representations and Warranties. Any representation, warranty or certification made or deemed made by or on behalf of the Borrower herein, in any other Loan Document, or in any certificate delivered in connection herewith or therewith shall be incorrect in any material respect (except to the extent that such representation, warranty or certification is already qualified by materiality, in which case it shall constitute an Event of Default if any such representation, warranty, certification or statement of fact is incorrect in any respect) when made or deemed made; or

(e)           Cross-Acceleration. (i) The Borrower or any Subsidiary fails to pay any Material Indebtedness within five days of the date such payment is due (or within any longer grace period, if any, applicable to such payment pursuant to the terms of such Material Indebtedness); or (ii) any Material Indebtedness, with the giving of notice if required, is demanded or becomes due or is required to be repurchased, prepaid, defeased or redeemed (automatically or otherwise) prior to its scheduled maturity, in each case under this clause (ii), excluding any mandatory redemption, repayment or repurchase event not in the nature of a default (A) that is triggered by receipt of proceeds of a debt incurrence, equity issuance, asset sale, casualty or other proceeds-generating event and is only to the extent of proceeds received or (B) constituting a “special mandatory redemption” or similar requirement applicable to debt securities incurred to finance one or more transactions if such transaction(s) will not be consummated or are not consummated within a specified period; or

(f)            Insolvency Proceedings, Etc. The Borrower or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)           Judgments. There is entered against the Borrower or any Material Subsidiary a final judgment or order for the payment of money in an amount exceeding US$1,500,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified and does not dispute coverage) and (i) enforcement proceedings (other than the filing of a judgment Lien) to attach or levy upon the assets of the Borrower or any Material Subsidiary having an aggregate fair value exceeding US$1,500,000,000 are commenced by creditors upon such judgment or order or (ii) there is a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect and such judgment or order shall not have been satisfied, withdrawn, or settled; or

(h)           ERISA. The Borrower shall incur liability that results in a Material Adverse Effect as a result of the occurrence of any ERISA Event; or

(i)            Change of Control. There occurs any Change of Control.

8.02        Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)           declare the Commitment of each Lender to be terminated, whereupon the Commitments shall be terminated;

(b)           declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; or

(c)           exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States or any other applicable Debtor Relief Laws, the Commitments of each Lender shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower.

8.03        Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to

Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and reasonable disbursements of counsel to the Lenders and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

ARTICLE IX.

ADMINISTRATIVE AGENT

9.01        Appointment and Authority. Each of the Lenders hereby irrevocably appoints Citibank, N.A. to act as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article (other than the Borrower’s consent rights in Section 9.06) are solely for the benefit of the Administrative Agent and the Lenders, and, except for such consent rights, the Borrower shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.02        Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03        Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for, or as the Administrative Agent shall believe in good faith to be expressly provided for, herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.02 and 11.01) or (ii) in the absence of its own gross negligence or willful misconduct, with such absence to be presumed unless otherwise determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice (stating that it is a “notice of default”) describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or (vi) any determination that any Lender is a Defaulting Lender, or the effective date of such status. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrower or any Subsidiary.

9.04        Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05        Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06        Resignation of Administrative Agent.

(a)           The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the written consent of the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, and which shall be a U.S. Person. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint, with the written consent of the Borrower, a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)           If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) or clause (e) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, with the written consent of the Borrower, appoint a successor, which successor shall be a U.S. Person. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)           With effect from the Resignation Effective Date or the Removal Effective Date, as applicable, (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any expense reimbursement or indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative

Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to expense reimbursement or indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

9.07        Acknowledgements of Lenders. (a) Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case, in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrower or any Subsidiary, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities law), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or any of their respective Related Parties, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender, by delivering its signature page to this Agreement on the Closing Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date.

(b)  (i)  Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the NYFRB Rate, and (y) to the extent permitted by applicable Law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 9.07(b) shall be conclusive, absent manifest error.

(ii)  Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in Same Day Funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the NYFRB Rate.

(iii)  The Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower, except, in each case, to the extent such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of paying, prepaying, repaying, discharging or otherwise satisfying any obligations owed by the Borrower.

(iv)  Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under this Agreement, or otherwise payable or distributable by the Administrative Agent to such Lender under this Agreement with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under clause (i) of this Section 9.07(b).

(v)  Each party’s obligations under this Section 9.07(b) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the Obligations.

9.08        No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers or other title holders listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder and its rights in respect of expense reimbursement and indemnities provided for hereunder.

9.09        Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relating to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.07 and 11.04) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.07 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

ARTICLE X.

[Reserved]

ARTICLE XI.

MISCELLANEOUS

11.01     Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) and the Borrower and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(a)           extend or increase the Commitment of any Lender (or reinstate any Commitment previously terminated) without the written consent of such Lender;

(b)           postpone any scheduled date fixed by this Agreement or any other Loan Document for any payment of principal, interest or fees due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(c)           reduce the principal of, or (subject, for the avoidance of doubt, to the provisions of Section 3.03(b)) the rate of interest specified herein on, any Loan or (subject to clause (ii) of the second proviso to this Section 11.01) any fees payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d)           change Section 2.11 or 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(e)           change the currency in which Loans of any Lender are denominated without the written consent of such Lender; or

(f)           change any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;

provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (ii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto (and no consent of any other Person shall be required therefor); (iii) this Agreement may be amended in the manner provided in Section 3.03(b) and (iv) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice and copy thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder or under any other Loan Document (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except with respect to any amendment, waiver or consent referred to in clause (a), (b) or (c) above and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or consent.

11.02      Notices; Effectiveness; Electronic Communication.

(a)           Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by e-mail, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)           if to the Borrower or the Administrative Agent, to the address, e-mail address or telephone number specified for such Person on Schedule 11.02 (with respect to notices and other communications, excluding service of process, to the Borrower to the address noted on Schedule 11.02 under the heading “Address for Notices and Communications”); provided that service of process to the Borrower shall also be delivered by hand or overnight courier service or mailed by certified or registered mail to the address noted on Schedule 11.02 under the heading “Address for Service of Process”; and

(ii)          if to any other Lender, to the address, e-mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain MNPI).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)           Electronic Communications. Notices and other communications to the Lenders hereunder may, in addition to e-mail, be delivered or furnished by electronic communication (including the Platform) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Notices and other communications to the Administrative Agent or the Borrower may be delivered by e-mail, and the Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by other electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to the Platform shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)           The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for Liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, other than for direct or actual damages resulting from the gross negligence, bad faith or willful misconduct of such Agent Party, as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(d)           Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address, telephone number or e-mail address for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number and e-mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)           Telephonic Notices. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03      No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Without limiting the generality of the foregoing, the execution and delivery of this Agreement or any other Loan Document or the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any of their respective Related Parties may have had notice or knowledge of such Default at the time.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.11), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relating to the Borrower under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04     Expenses; Indemnity; Limitation of Liability.

(a)           Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their respective Affiliates (including the reasonable and documented out-of-pocket fees, charges and disbursements of one counsel for the Administrative Agent (which, in the case of subclause (i)(x) of this clause (a), shall be subject to such limitations as shall be agreed between the Borrower and the Administrative Agent)) in connection with (x) the syndication of the credit facility provided for herein, as well as the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, and (y) in the case of the Administrative Agent and its Affiliates only, the administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the reasonable fees, charges and disbursements of one counsel for the Administrative Agent and any Lender and, solely in the case of an actual or potential conflict of interest, one additional legal counsel for the Administrative Agent and any Lender, as needed to address any such actual or potential conflict of interest) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.04, or (B) in connection with the Loans made hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)           Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses (including the reasonable fees, charges and disbursements of a single outside counsel, excluding the allocated cost of internal counsel, and, solely in the case of an actual or potential conflict of interest, one additional legal counsel for all Indemnitees, as needed to address any such actual or potential conflict of interest) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or the use or proposed use of the proceeds therefrom or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Indemnitees, (y) result from a claim brought by the Borrower against an Indemnitee for material breach by such Indemnitee or any of its Related Indemnitees of its obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (z) relate to disputes among Indemnitees (other than claims against any Indemnitee in its capacity as the Administrative Agent or an Arranger or in fulfilling its role as such) that do not arise out of or in connection with any act or omission of the Borrower or any of its Affiliates. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes, other than any Taxes that represent Liabilities or related expenses arising from any non-Tax claim. For purposes of this Section 11.04(b), “Related Indemnitee” means, with respect to any Indemnitee, (i) any Subsidiary or Affiliate thereof, (ii) any director, officer or employee of such Indemnitee or any Subsidiary or Affiliate thereof or (iii) solely to the extent acting on behalf of or at the express instructions of any of the foregoing, any agent or advisor of the foregoing.

(c)           Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section 11.04 to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought or, if such payment is sought after the date upon which the Commitments shall have terminated and all Loans, and all accrued interest thereon, shall have been paid or repaid, ratably in accordance with such pro rata share immediately prior to such date) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), provided, further, that the unreimbursed expense or indemnified Liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. For purposes of this Section 11.04(c), a Lender’s “pro rata share” shall be determined based upon its share of the sum of the aggregate amount of the Loans or Commitments at the time outstanding or in effect (or most recently outstanding or in effect). The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.10(d).

(d)           Limitation of Liability. To the fullest extent permitted by applicable Law, no party hereto shall assert, and each party hereto hereby waives and acknowledges that no other party hereto shall have, any Liabilities against any party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages (which may include special, indirect, consequential or punitive damages asserted against any such party hereto by a third party)) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided that this clause (d) shall not in any way limit the indemnification or reimbursement obligations of any party hereto under this Section 11.04, under any other provision of this Agreement or under any other Loan Document. None of the Administrative Agent (or any sub-agent thereof), any Lender or any Related Party of any of the foregoing Persons shall have, and the Borrower shall not assert and hereby waives, any Liabilities arising from the use by others of any information or other materials (including any personal data) distributed through telecommunications, electronic or other information transmission systems (including the Platform or otherwise via the Internet) in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, other than for direct or actual damages resulting from the gross negligence, bad faith or willful misconduct of the Administrative Agent (or any sub-agent thereof), such Lender or such Related Party, as the case may be, as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)           Payments. All amounts due under this Section 11.04 shall be payable not later than 30 Business Days after demand therefor.

(f)           Survival. The agreements in this Section 11.04 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the Obligations.

11.05    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the NYFRB Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06     Successors and Assigns.

(a)           Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that, other than as expressly provided in Section 7.02(a), the Borrower shall not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender shall assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section 11.06, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 11.06 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section 11.06 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 11.06 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment or the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)           in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)           in any case not described in subsection (b)(i)(A) of this Section 11.06, the aggregate amount of the Commitment or the aggregate principal amount of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than US$25,000,000 unless each of the Administrative Agent and, so long as no Event of Default of the type referred to in clause (a) or (f) of Section 8.01 has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof).

(ii)           Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.

(iii)          Required Consents. Consent shall be required for any assignment to the extent required by subsection (b)(i)(B) of this Section 11.06 and in addition:

(A)           the consent of the Borrower (except in the case of any assignment of all or a portion of a Commitment, such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default of the type referred to in clause (a) or (f) of Section 8.01 has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof; and

(B)            the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)          Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of US$3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)           No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or its Subsidiaries or other Affiliates, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person that, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person).

(vi)          Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate, to pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon). Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 11.06, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 11.06.

(c)           Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the City of New York a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person), a Defaulting Lender or the Borrower or any of its Subsidiaries or other Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 11.06 (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation); provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under subsection (b) of this Section 11.06 and (B) shall not be entitled to receive any greater payment under Section 3.01 or 3.04, with respect to any participation, than the Lender from which it acquired the applicable participation would have been entitled to receive. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. Each Lender that sells a participation shall, acting as a non-fiduciary agent, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)           Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.07     Treatment of Certain Information; Confidentiality. Subject to the last sentence of this Section 11.07, each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to those of its Affiliates and its and their Related Parties that the Administrative Agent or any such Lender reasonably determines needs to know such Information (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with the provisions of this Section 11.07), (b) to the extent required or requested by any regulatory authority that has or claims to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantively the same as (or more restrictive than) those of this Section 11.07, to any assignee or any prospective assignee of, or any Participant or prospective Participant with respect to, any of its rights and obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 11.07. For purposes of this Section 11.07, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary. Notwithstanding anything contained herein to the contrary, (x) nothing contained in this Section 11.07 shall supersede, as to any Information provided pursuant thereto, any nondisclosure or confidentiality provision contained in any nondisclosure agreement, confidentiality agreement or other similar agreement (any such agreement, a “Nondisclosure Agreement”) entered into between the Borrower or any of its Affiliates, on the one hand, and any Lender or any of its Affiliates, on the other, to the extent otherwise applicable to any Information; it being understood and agreed that in the event of any conflict between the provisions of this Section 11.07 and the nondisclosure or confidentiality provisions contained in any Nondisclosure Agreement as it relates to any such Information (x) any Information received by the Administrative Agent, any Lender or any of their Related Parties pursuant to, or in connection with, the Loan Documents may be disclosed as set forth in this Section 11.07 and (y) subject to clause (x) above, the nondisclosure or confidentiality provision contained in such Nondisclosure Agreement shall govern; and (y) whether or not any Loan Document constitutes Information, the Loan Documents (other than the Fee Letters) can be shared on a confidential basis with (i) any assignee, prospective assignee, Participant or prospective Participant hereunder, (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (iii) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facility provided hereunder, (iv) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facility provided hereunder or (v) in the case of this Agreement, any market data collector or service provider. For the avoidance of doubt, nothing in this Section 11.07 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization to the extent that any such prohibition on disclosure set forth in this Section 11.07 shall be prohibited by the laws or regulations of, or applicable to, such organization and without notification to any Person.

11.08     Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency, but excluding deposits in (i) trust or other fiduciary accounts (to the extent of amounts held therein in trust in the ordinary course of business on behalf of third parties that are not the Borrower or its Subsidiaries), (ii) payroll accounts, (iii) health-savings accounts and worker’s compensation accounts, (iv) withholding tax accounts and (v) zero balance accounts used in the ordinary course of business) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such obligations of the Borrower are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.12 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender or Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09     Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10     Counterparts; Entire Agreement; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof (OTHER THAN ANY NONDISCLOSURE OR CONFIDENTIALITY PROVISIONS CONTAINED IN ANY NONDISCLOSURE AGREEMENT TO THE EXTENT APPLICABLE TO THE INFORMATION (AS DEFINED HEREIN)) and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (but do not supersede any provisions of any engagement letter or any fee letter that by the terms of such documents survive the effectiveness of this Agreement, all of which provisions shall remain in full force and effect). There are no unwritten oral agreements among the parties hereto with respect to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement, any other Loan Document, any document to be signed in connection with this Agreement or any other Loan Document and the transactions contemplated hereby or thereby (including without limitation, Assignment and Assumptions, amendments or other modifications, Loan Notices, waivers and consents) (each, an “Ancillary Document”) that is an Electronic Signature transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11     Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

11.12     Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13     Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)           the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b)(iv);

(b)           such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)           in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)           such assignment does not conflict with applicable Laws; and

(e)           in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

11.14     Governing Law; Jurisdiction; Etc.

(a)           GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE BORROWER, THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED EXCLUSIVELY IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c)           WAIVER OF VENUE. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION, LITIGATION OR PROCEEDING IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION 11.14. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN

INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           SERVICE OF PROCESS. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15     Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND WHETHER AT LAW OR IN EQUITY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.

11.16     No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby or by any other Loan Document (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates, on the other hand, (B)  the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and none of the Administrative Agent, the Arrangers, the Lenders or their respective Affiliates has provided any legal, accounting, regulatory, investment or tax advice with respect to any of the transactions contemplated hereby and by the other Loan Documents, and (C)  the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) in connection with the transactions contemplated hereby and by the other Loan Documents and the process leading thereto (and irrespective of whether the Administrative Agent, any Arranger, any Lender or any of their respective Affiliates has advised or is currently advising the Borrower or any of its Affiliates on other matters), (A) each of the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as, or be deemed to have assumed any responsibility as, an advisor, agent or fiduciary for the Borrower or its Affiliates, or any other Person and (B) none of the Administrative Agent, any Arranger, any Lender or any of their respective Affiliates has any obligation or implied duties to the Borrower or its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative

Agent, any Arranger, any Lender or any of their respective Affiliates has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by applicable Law, the Borrower hereby agrees not to assert any claims against the Administrative Agent, any Arranger, any Lender or any of their respective Affiliates based on an alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby or by any other Loan Document.

11.17     Electronic Execution. The words “execute”, “execution”, “signed”, “signature”, “delivery”, and words of like import in or relating to any Ancillary Document shall be deemed to include Electronic Signatures and deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by it. Without limiting the generality of the foregoing, each of the parties hereto hereby (i) agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Borrower, electronic images of this Agreement or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

11.18     USA PATRIOT Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and/or Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act and the Beneficial Ownership Regulation. The Borrower shall, promptly following any reasonable request by the Administrative Agent or any Lender, provide all Regulatory Information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

11.19     [Reserved].

11.20     Non-Public Information. Each Lender acknowledges that all information (including requests for waivers and amendments as well as certain of the Information) furnished by or on behalf of the Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to the Borrower and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI, (ii) it will handle such MNPI in accordance with applicable Law, including United States Federal and state securities Laws, and (iii) it has identified to the Administrative Agent a contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable Law, including United States Federal and state securities Laws.

11.21     Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties related to the transactions contemplated by the Loan Documents, each party hereto acknowledges that any liability of any party hereto that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.

11.22     ERISA Matters.

(a)           Each Lender (i) represents and warrants, as of the date such Person became a Lender party hereto, to, and (ii) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true: (A) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments; (B) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; (C) (1) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (2) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (3) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (4) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or (D) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)           In addition, unless subclause (A) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in subclause (D) in the immediately preceding clause (a), such Lender further (i) represents and warrants, as of the date such Person became a Lender party hereto, to, and (ii) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that: (A) none of the Administrative Agent, any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any other Loan Document or any documents related to hereto or thereto); (B) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least US$50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E); (C) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations); (D) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and (E) no fee or other compensation is being paid directly to the Administrative Agent, the Arrangers or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

(c)           The Administrative Agent and the Arrangers hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the other Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AMAZON.COM, INC.

By:	/s/ Antonio Masone
	Name:	Antonio Masone
	Title:	Vice President and Treasurer

[Signature Page to Amazon.com, Inc. Term Loan Agreement]

CITIBANK, n.a.,
individually and as Administrative Agent

By:	/s/ Daniel Boselli
	Name:	Daniel Boselli
	Title:	Vice President

[Signature Page to Amazon.com, Inc. Term Loan Agreement]

Signature Page TO

the Term loan AGREEMENT

of AMAZON.COM, INC.

Name of Lender: JPMORGAN CHASE BANK, N.A.

By:	/s/ Gregory T. Martin
	Name:	Gregory T. Martin
	Title:	Executive Director

[Signature Page to Amazon.com, Inc. Term Loan Agreement]

Signature Page TO

the Term loan AGREEMENT

of AMAZON.COM, INC.

Name of Lender: Bank of America, N.A.

By:	/s/ Lindsay Sames
	Name:	Lindsay Sames
	Title:	Director

[Signature Page to Amazon.com, Inc. Term Loan Agreement]

Signature Page TO

the Term loan AGREEMENT

of AMAZON.COM, INC.

Name of Lender: HSBC UK Bank PLC

By:	/s/ Eilish O’Neill
	Name:	Eilish O’Neill
	Title:	Authorized Signatory

[Signature Page to Amazon.com, Inc. Term Loan Agreement]

Signature Page TO

the Term loan AGREEMENT

of AMAZON.COM, INC.

Name of Lender: Wells Fargo Bank, National Association

By:	/s/ Benjamin Schwartz
	Name:	Benjamin Schwartz
	Title:	Vice President

[Signature Page to Amazon.com, Inc. Term Loan Agreement]

Signature Page TO

the Term loan AGREEMENT

of AMAZON.COM, INC.

Name of Lender: Barclays Bank PLC

By:	/s/ Christopher M. Aitkin
	Name:	Christopher M. Aitkin
	Title:	Director

[Signature Page to Amazon.com, Inc. Term Loan Agreement]

Signature Page TO

the Term loan AGREEMENT

of AMAZON.COM, INC.

Name of Lender: BNP Paribas

By:	/s/ Nicolas Doche
	Name:	Nicolas Doche
	Title:	Director

For any Lender requiring a second signature block:

By:	/s/ Valentin Detry
	Name:	Valentin Detry
	Title:	Vice President

[Signature Page to Amazon.com, Inc. Term Loan Agreement]

Signature Page TO

the Term loan AGREEMENT

of AMAZON.COM, INC.

Name of Lender: Deutsche Bank AG New York Branch

By:	/s/ Alison Lugo
	Name:	Alison Lugo
	Title:	Vice President

For any Lender requiring a second signature block:

By:	/s/ Marko Lukin
	Name:	Marko Lukin
	Title:	Director

[Signature Page to Amazon.com, Inc. Term Loan Agreement]

Signature Page TO

the Term loan AGREEMENT

of AMAZON.COM, INC.

Name of Lender: GOLDMAN SACHS BANK USA

By:	/s/ Dan Starr
	Name:	Dan Starr
	Title:	Authorized Signatory

[Signature Page to Amazon.com, Inc. Term Loan Agreement]

Signature Page TO

the Term loan AGREEMENT

of AMAZON.COM, INC.

Name of Lender: MORGAN STANLEY BANK, N.A.

By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

[Signature Page to Amazon.com, Inc. Term Loan Agreement]

Signature Page TO

the Term loan AGREEMENT

of AMAZON.COM, INC.

Name of Lender: Royal Bank of Canada

By:	/s/ Nicholas Heslip
	Name:	Nicholas Heslip
	Title:	Authorized Signatory

[Signature Page to Amazon.com, Inc. Term Loan Agreement]

Signature Page TO

the Term loan AGREEMENT

of AMAZON.COM, INC.

Name of Lender: Scotia Financing (USA) LLC

By:	/s/ Michelle C. Phillips
	Name:	Michelle C. Phillips
	Title:	President & CEO

[Signature Page to Amazon.com, Inc. Term Loan Agreement]

Signature Page TO

the Term loan AGREEMENT

of AMAZON.COM, INC.

Name of Lender: SOCIETE GENERALE

By:	/s/ Richard Bernal
	Name:	Richard Bernal
	Title:	Managing Director

[Signature Page to Amazon.com, Inc. Term Loan Agreement]

Signature Page TO

the Term loan AGREEMENT

of AMAZON.COM, INC.

Name of Lender: THE TORONTO-DOMINION BANK, NEW YORK BRANCH

By:	/s/ Tim Brogan
	Name:	Tim Brogan
	Title:	Authorized Signatory

[Signature Page to Amazon.com, Inc. Term Loan Agreement]

Signature Page TO

the Term loan AGREEMENT

of AMAZON.COM, INC.

Name of Lender: Banco Bilbao Vizcaya Argentaria, S.A. New York Branch

By:	/s/ Brian Crowley
	Name:	Brian Crowley
	Title:	Managing Director

For any Lender requiring a second signature block:

By:	/s/ Armen Semizian
	Name:	Armen Semizian
	Title:	Managing Director

[Signature Page to Amazon.com, Inc. Term Loan Agreement]

Signature Page TO

the Term loan AGREEMENT

of AMAZON.COM, INC.

Name of Lender: BANCO SANTANDER, S.A., NEW YORK BRANCH

By:	/s/ Andres Barbosa
	Name:	Andres Barbosa
	Title:	Managing Director

For any Lender requiring a second signature block:

By:	/s/ Zara Kamal
	Name:	Zara Kamal
	Title:	Executive Director

[Signature Page to Amazon.com, Inc. Term Loan Agreement]

Signature Page TO

the Term loan AGREEMENT

of AMAZON.COM, INC.

Name of Lender: Bank of China, Los Angeles Branch

By:	/s/ Peng Li
	Name:	Peng Li
	Title:	SVP & Branch Manager

[Signature Page to Amazon.com, Inc. Term Loan Agreement]

Signature Page TO

the Term loan AGREEMENT

of AMAZON.COM, INC.

Name of Lender: ING Bank N.V., Dublin Branch

By:	/s/ Rory Fitzgerald
	Name:	Rory Fitzgerald
	Title:	Director

For any Lender requiring a second signature block:

By:	/s/ Louise Gough
	Name:	Louise Gough
	Title:	Director

[Signature Page to Amazon.com, Inc. Term Loan Agreement]

Signature Page TO

the Term loan AGREEMENT

of AMAZON.COM, INC.

Name of Lender: INTESA SANPAOLO S.P.A., NEW YORK BRANCH

By:	/s/ Fabio Della Malva
	Name:	Fabio Della Malva
	Title:	Managing Director

For any Lender requiring a second signature block:

By:	/s/ Pasquale Brutto
	Name:	Pasquale Brutto
	Title:	Business Director

[Signature Page to Amazon.com, Inc. Term Loan Agreement]

Signature Page TO

the Term loan AGREEMENT

of AMAZON.COM, INC.

Name of Lender: Mizuho Bank, Ltd.

By:	/s/ Tracy Rahn
	Name:	Tracy Rahn
	Title:	Managing Director

[Signature Page to Amazon.com, Inc. Term Loan Agreement]

Signature Page TO

the Term loan AGREEMENT

of AMAZON.COM, INC.

Name of Lender: National Westminster Bank plc

By:	/s/ Jonathan Mepham
	Name:	Jonathan Mepham
	Title:	Director, Portfolio Management

[Signature Page to Amazon.com, Inc. Term Loan Agreement]

Signature Page TO

the Term loan AGREEMENT

of AMAZON.COM, INC.

Name of Lender: PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Amy Reichley
	Name:	Amy Reichley
	Title:	Senior Vice President

[Signature Page to Amazon.com, Inc. Term Loan Agreement]

Signature Page TO

the Term loan AGREEMENT

of AMAZON.COM, INC.

Name of Lender: Standard Chartered Bank

By:	/s/ Brendan Heneghan
	Name:	Brendan Heneghan
	Title:	Executive Director, Financing Solutions

[Signature Page to Amazon.com, Inc. Term Loan Agreement]

Signature Page TO

the Term loan AGREEMENT

of AMAZON.COM, INC.

Name of Lender: Sumitomo Mitsui Banking Corporation

By:	/s/ Nabeel Shah
	Name:	Nabeel Shah
	Title:	Executive Director

[Signature Page to Amazon.com, Inc. Term Loan Agreement]

Signature Page TO

the Term loan AGREEMENT

of AMAZON.COM, INC.

Name of Lender: U.S. Bank National Association

By:	/s/ Joyce P. Dorsett
	Name:	Joyce P. Dorsett
	Title:	Senior Vice President

[Signature Page to Amazon.com, Inc. Term Loan Agreement]

Signature Page TO

the Term loan AGREEMENT

of AMAZON.COM, INC.

Name of Lender: UniCredit S.p.A., New York Branch

By:	/s/ Priya Trivedi
	Name:	Priya Trivedi
	Title:	Managing Director

For any Lender requiring a second signature block:

By:	/s/ Thomas Petz
	Name:	Thomas Petz
	Title:	Managing Director

[Signature Page to Amazon.com, Inc. Term Loan Agreement]